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                                                                   Exhibit 3.107


                                     BYLAWS

                                       OF

                        ELLEN LOCKERT & ASSOCIATES, INC.

                               ARTICLE I. OFFICES

      The corporation shall maintain a registered office in the State of Washington, and may maintain such other offices within or without the State of Washington as the Board of Directors may designate from time to time.

                       ARTICLE II. SHAREHOLDERS' MEETINGS

      1. Meeting Place. All meetings of the shareholders shall be held either at the registered office of the corporation in Washington or at such other place within or without Washington as the Board of Directors shall designate. The place at which any shareholders' meeting is to be held shall be specified in the notice of such meeting.

      2. Annual Meeting Time. The annual meeting of the shareholders for the election of directors and for the transaction of such other business as may properly come before the meeting shall be held at 10:00 a.m. on the first Monday of April each year, if not a legal holiday, or, if a legal holiday, then on the next business day following, at the same hour. The time and place at which any annual meeting of the shareholders shall be held may be changed by resolution of the Board of Directors, provided that notification of such change shall meet the notice requirements of Article II.5.

      3. Annual Meeting--Order of Business. At the annual meeting of shareholders, the order of business shall be as follows:

            (a) Calling the meeting to order.

            (b) Proof of notice of meeting (or filing waiver).

            (C) Reading of minutes of last annual meeting.

            (d) Reports of officers.

            (e) Reports of committees.
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            (f) Election of directors.

            (g) Miscellaneous business.

      4. Special Meetings. Special meetings of the shareholders may be called at any time by the Board of Directors or by the holders of not less than one-tenth of all shares entitled to vote at the meeting.

      5. Notice. Written notice stating the place, day and hour of any shareholders' meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten
(10) nor more than sixty (60) days before the date of the meeting, either personally or by mail, by or at the direction of the president, the secretary, or the officer or persons calling the meeting, to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the shareholder at his or her address as it appears on the stock transfer books of the corporation, with postage thereon prepaid.

      6. Waiver of Notice. Any notice of a shareholders' meeting required to be given under the provisions of these bylaws, this corporation's articles of incorporation or applicable Washington law may be waived either (a) in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, or (b) by attendance of such shareholder, either in person or by proxy (unless such attendance is for the express purpose of objecting to the transaction of any business because the meeting has not lawfully been called or convened), at such

      7. Voting Record. At least ten (10) but not more than before each meeting of shareholders, a of the shareholders entitled to vote at such adjournment thereof, shall be made, arranged order, with the address of and number of shares held by each, which record shall be kept on file at the registered office of the corporation until such meeting. The record shall be kept open at the time and place of such meeting for the inspection of any shareholder.


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      8. Closing of Transfer Books and Fixing Record Date. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders, or any adjournment thereof, or entitled to receive payment of any dividend, the Board of Directors may provide that the stock transfer books shall be closed for a stated period not to exceed sixty (60) days nor be less than ten
(10) days preceding such meeting. In lieu of closing the stock transfer books, the Board of Directors may fix in advance a record date for any such determination of shareholders, such date to be not more than sixty (60) days and, in case of a meeting of shareholders, not less than ten (10) days prior to the date on which the particular action requiring such determination of shareholders is to be taken.

      9. Quorum. A quorum at any annual or special meeting of shareholders shall consist of shareholders representing, either in person or by proxy, a majority of the outstanding capital stock of the corporation entitled to vote at such meeting. If a quorum is not present at a meeting, a majority of the shares represented at any shareholders' meeting may adjourn the meeting from time to time to another place, at which time, if a quorum is present, any business may be transacted which might have been transacted at the meeting as originally scheduled. Notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. The shareholders present at a duly organized meeting may continue to transact business until adjournment, not withstanding the withdrawal of enough shareholders to leave less than a quorum.

      10. Action Without a Meeting. Any action required or permitted to be taken at a shareholders' meeting may be taken without a meeting if a written consent setting forth the action so taken is signed by all shareholders entitled to vote with respect to the subject matter thereof. Any such consent shall be inserted in the minute book as if it were the minutes of a shareholders' meeting.

      11. Action by Telephone Conference. Any or all shareholders may participate in a meeting of the shareholders by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time, and the participation by such means shall


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constitute presence in person at the meeting.

      12. Proxies. At all shareholders' meetings a shareholder may vote by proxy executed in writing by the shareholder or by his attorney in fact. Such proxy shall be filed with the Secretary of the corporation before or at the time of the meeting. Unless otherwise provided in the proxy, a proxy shall be invalid after eleven (11) months from the date of its execution.

      13. Record Address. It shall be the duty of each shareholder to keep on file with the Secretary his or her proper address. Any notice required to be served upon such shareholder may be given by delivering or mailing such notice to the most recent address on file, and any notice sent to such address (even if nondeliverable or returned by the postal authorities for lack of address) shall be deemed sufficient if any shareholder shall fail or neglect to furnish his address to the Secretary.

      14. Ratification of Certain Transactions. Any contract, transaction, or act of the corporation or of the Board of Directors or of any officers of the corporation which shall be ratified by a majority vote of the shares of the corporation present at any annual meeting or any special meeting called for such purpose, at which a quorum is present, shall, insofar as permitted by law, be as valid and as binding as though ratified by every shareholder of the corporation.

                           ARTICLE III. CAPITAL STOCK

      1. Certificates. Certificates of stock shall be issued in numerical order, and each shareholder shall be entitled to a certificate signed by the President, or a Vice President, and the Secretary or an Assistant Secretary, and may be sealed with the seal of the corporation or a facsimile thereof. The signatures of such officers may be facsimiles if the certificate is manually signed on behalf of a transfer agent, or registered by a registrar, other than the corporation itself or an employee of the corporation. If an officer who has signed or whose facsimile signature has been placed upon such certificate ceases to be such officer before the certificate is issued, it may be issued by the corporation with the same effect as if the person were an officer on the date of issue.

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      Each certificate of stock shall state:

            (a) That the corporation is organized under the laws of this state;

            (b) The name of the person to whom issued;

            (c) The number and class of shares and the designation of the series, if any, which such certificate represents; and

            (d) The par value of each share represented by such certificate, or a statement that such shares are without par value.

      2. Transfer of Shares. Shares of stock may be transferred by delivery of the certificates therefor, accompanied either by an assignment in writing on the back of the certificate or by a written power of attorney to sell, assign, and transfer the same, signed by the record holder of the certificate. No shares of stock shall be transferred on the books of the corporation until the outstanding certificate therefor has been surrendered to the corporation, except as provided in the next section.

      3. Lost or Destroyed Certificates. In case of loss, mutilation or destruction of any certificate of stock, another may be issued in its place upon proof of such loss, mutilation or destruction and upon the giving of a satisfactory bond of indemnity to the corporation. A new certificate may be issued without requiring any bond when, in the judgment of the Board of Directors, it is proper to do so.

      4. Record Owners. The corporation shall be entitled to treat record shareholders as the holders in fact of the stock standing in their respective names, and the corporation, therefore, shall not be bound to recognize any equitable or other claim to or interest in any share on the part of any other person, whether or not it shall have express or other notice thereof.

      5. Fractional Shares or Scrip. The corporation may: (a) issue fractions of a share which shall entitle the holder to exercise voting rights, to receive dividends thereon, and to participate in any of the assets of the corporation in the event


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of liquidation; (b) arrange for the disposition of fractional interests by those entitled thereto; (c) pay in cash the fair value of fractions of a share as of the time when those entitled to receive such shares are determined; or (d) issue scrip in registered or bearer form which shall entitle the holder to receive a certificate for a full share upon the surrender of such scrip aggregating a full share.

                         ARTICLE IV. BOARD OF DIRECTORS

      1. Number and Powers. The business, affairs and property of the corporation shall be managed by a Board consisting of such number of directors as may be determined from time to time by the Board. No decrease in the number of directors shall have the effect of shortening the term of any incumbent director.

      2. Election; Term of Office. The directors shall be elected by the shareholders at each annual shareholders' meeting, to hold office until the next annual shareholders' meeting and until their respective successors are elected and qualified; provided, that if for any reason such annual meeting shall not be held or if at any such meeting a new Board of Directors shall not be elected, the old directors shall continue to hold office until their successors shall have been elected and qualified at the next annual meeting or at a special meeting called for that purpose.

      3. Vacancies. Vacancies in the Board of Directors, whether caused by resignation, death, or otherwise, may be filled by a majority of the remaining directors attending any meeting of the Board of Directors (even though less than a quorum is present) if notice shall have been given to all of the remaining directors that such vacancy would be filled at the meeting. A director thus elected to fill any vacancy shall hold office for the unexpired term of his predecessor and until his successor is elected and qualified. Any directorship to be filled by reason of an increase in the number of directors shall be filled by election at an annual meeting of shareholders or at a special meeting of shareholders called for that purpose.

      4. Annual Meetings. The first meeting of each newly elected Board of Directors shall be known as the annual meeting thereof


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and shall be held immediately after the annual shareholders' meeting or any special shareholders' meeting at which a Board of Directors is elected. Said meeting shall be held at the same place as such shareholders' meeting unless some other place shall be specified by resolution of the shareholders.

      5. Other Regular Meetings. Regular meetings of the Board of Directors shall be held at such place and on such day and at such hour as shall from time to time be fixed by resolution of the Board.

      6. Special Meetings. Special meetings of the Board of Directors may be held at any place or at any time, whenever called by the President or any two directors.

      7. Notice of Meetings. No notice of the annual meeting of the Board of Directors shall be required. Written notice of the time and place of all meetings of the Board of Directors, other than the annual meetings, shall be given by the Secretary or by the person or one of the persons calling the meeting, by personal delivery or mail or telegram, at least three (3) days prior to the day upon which the meeting is to be held; provided, that no notice of any regular meeting need be given if the time and place thereof shall have been fixed by resolution of the Board of Directors and a copy of such resolution has been mailed to every director at least three (3) days before the first meeting held pursuant to the resolution. Neither the business to be transacted at nor the purpose of any meeting of the Board of Directors need be specified in the notice or waiver of notice of any meeting.

      8. Waiver of Notice. Attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. A waiver of notice signed by the director or directors, whether before or after the time stated for the meeting, shall be equivalent to the giving of notice.

      9. Designation of Committees. Subject to the restrictions set forth in the Washington business corporation act, the Board of Directors may, by resolution adopted by a majority of the full Board of Directors, designate from among its members an executive


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committee and one or more other committees each of which, to the extent provided in such resolution, shall have and may exercise all the authority of the Board of Directors.

      10. Action Without a Meeting. Any action required or permitted to be taken at a meeting of the Board of Directors may be taken without a meeting if a written consent setting forth the action to be taken is signed by each of the directors. Any such written consent shall be inserted in the minute book as if it were the minutes of a Board of Directors' meeting.

      11. Meeting by Telephone Conference. Any or all directors may participate in a meeting of the Board of Directors or any committee thereof by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time, and the participation by such means shall constitute presence in person at a meeting.

      12. Registering Dissent. A director of the corporation who is present at a meeting of its Board of Directors at which action on any matter is taken shall be presumed to have assented to the action unless his dissent shall be entered in the minutes of the meeting, or unless he shall file his written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof, or shall forward such dissent be registered mail to the secretary of the corporation immediately after the adjournment of the meeting. A director who voted in favor of such action shall not be entitled to dissent.

      13. Duties of Directors. A director shall perform his duties as a director, including his duties as a member of any committee of the Board on which he may serve, in good faith, in a manner he reasonably believes to be in the best interests of the corporation, and with such care as an ordinarily prudent person in a like position would use under similar circumstances. In performing his duties, a director shall be entitled to rely on information, opinions, reports, or statements, including financial statements or other financial data, in each case prepared or presented by:

            (a) One or more officers or employees of the corporation whom the director reasonably believes to be reliable and


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competent in the matters presented;

            (b) Counsel, public accountants, or other persons as to matters which the director reasonably believes to be within such persons' professional or expert competence; or

            (c) A committee of the Board upon which he does not serve, duly designated in accordance with a provision of the Articles of Incorporation or the Bylaws, as to matters within its designated authority, which committee the director reasonably believes to merit confidence;

but he shall not be considered to be acting in good faith if he has knowledge concerning the matter in question that would cause such reliance to be unwarranted. A person who so performs his duties shall have no liability by reason of being or having been a director of the corporation.

      14. Removal of Directors. At a meeting of shareholders called expressly for that purpose, the entire Board of' Directors, or any member thereof, may be removed by a vote of the holders of a majority of shares then entitled to vote at an election of such directors. If less than the entire Board of Directors is to be removed, no one of the directors may be removed if the votes cast against his removal would be sufficient to elect him if then cumulatively voted at an election of the entire Board of Directors or if there be classes of directors, at an election of the class of directors of which he is a part.

      15. Remuneration. By resolution of the Board of Directors, the directors may be paid their expenses of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

      16. Loans. No loans shall be made by the corporation to the directors, unless first approved by the holders of two-thirds of the voting shares. No loans shall be made by the corporation secured by its own shares.

      17. Actions Requiring Unanimous Approval. Without the


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unanimous approval of the Board of Directors, the corporation shall not:

            (a) Issue any shares of its capital stock;

            (b) Make any distribution of assets, by means of dividend, redemption, or otherwise, to any shareholder of the corporation;

            (c) Loan any of its funds to any officer or director of the corporation;

            (d) Establish the level of compensation to be paid to any of its officers or directors; or

            (e) Amend these Bylaws.

                               ARTICLE V. OFFICERS

      1. Designations. The officers of the corporation shall be a President, one or more Vice Presidents, a Secretary, and a Treasurer, all of whom shall be elected by the Board of Directors at the annual meeting thereof, to hold office for the term of one year; provided, that if for any reason such annual meeting of the directors shall not be held or if at any such meeting officers shall not be elected, the old officers shall continue to hold office until their successors have been duly elected.

      2. Multiple Offices. Any two or more offices may be held by the same person, except that the same person shall not hold the offices of President and Secretary; provided, however, that when all of the issued and outstanding stock of the corporation is owned of record by one shareholder, one person may hold all or any combination of offices.

      3. President. The President shall be the principal executive officer of the corporation and, subject to the Board's control, shall supervise and control all of the business and affairs of the corporation. When present, he shall preside over all shareholders' meetings and over all Board of Directors' meetings, if a Chairman of the Board has not been appointed or is not present. With the Secretary or other officer of the corporation authorized by the Board, he may sign certificates for shares of


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the corporation, deeds, mortgages, bonds, contracts, or other instruments that the Board has authorized to be executed, except when the signing and execution thereof has been expressly delegated by the Board of Directors or by these Bylaws to some other officer or agent of the corporation or is required by law to be otherwise signed or executed by some other officer or in some other manner. In general, the President shall perform all duties incident to the office of President and such other duties as may be prescribed by the Board from time to time.

      4. Vice Presidents. In the absence of the President or in the event of his death, inability or refusal to act, the Vice President (or in the event of more than one Vice President, the Vice President who was first elected to such office) shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. Vice Presidents shall perform such other duties as from time to time may be assigned to them by the President or by the Board.

      5. Secretary. The Secretary shall: (a) keep the minutes of shareholders' and Board meetings in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these Bylaws or as required by law; (c) be custodian of the corporate records and of the seal of the corporation (if any) and see that the seal of the corporation is affixed to all documents, the execution of which on behalf of the corporation under its seal is duly authorized; (d) keep a register of the post office address of each shareholder as furnished to the Secretary by each shareholder; (e) sign with the President, or a Vice President certificates for shares of the corporation, the issuance of which has been authorized by resolution of the Board; (f) have general charge of the stock transfer books of the corporation; and (g) in general perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the President or by the Board.

      6. Treasurer. The Treasurer shall have charge and custody of and be responsible for all funds and securities of the corporation; receive and give receipts for moneys due and payable to the corporation from any source whatsoever, and deposit all such moneys in the name of the corporation in such banks, trust


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companies or other depositories as shall be selected by the Board of Directors, and in general perform all of the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him by the President or by the Board.

      7. Additional Officers. The Board of Directors may appoint such other officers and agents as it shall deem necessary or expedient, including a Chairman of the Board, who shall preside over meetings of the Board of Directors, and one or more assistant secretaries or treasurers to act in the absence of the Secretary or Treasurer, any of whom shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board.

      8. Removal. Any officer elected by the Board of Directors may be removed at any time, with or without cause, by the affirmative vote of a majority of the whole Board of Directors. Vacancies in any office arising from any cause shall be filled by the Board of Directors.

      9. Bonds. If required by the Board, any officer shall give the corporation a bond in a sum and with one or more sureties satisfactory to the Board, for the faithful performance of the duties of his office, and for the restoration to the corporation, in case of his death, resignation, retirement or removal from office, of all book, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the corporation.

      10. Vacancies. Vacancies in any office arising from any cause may be filled by the Board of Directors at any regular or special meeting of the Board.

      11. Compensation. The salaries of all officers of the corporation shall be fixed by the Board of Directors.

      12. Loans. No loans shall be made by the corporation to any officer, unless first approved by the holders of two-thirds of the voting shares.

                               ARTICLE VI. NOTICES

      1. Method of Notice. Whenever the provisions of these Bylaws


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require notice to be given to any director or shareholder, personal delivery shall constitute notice, but these Bylaws shall not be construed to require such personal delivery. Such notice may be given in writing by depositing the same in the United States mail in a postpaid envelope addressed to such director or shareholder at his or her address as the same appears on the stock transfer books of the corporation, and the time when the same shall be mailed shall be deemed to be the time of the delivery of such notice. if notice be given to a director by telegram, such notice shall be deemed to be delivered when the telegram is delivered to the telegraph company.

      2. Waiver of Notice. A written waiver of any notice by a shareholder or director, whether signed before or after the time stated in said waiver for holding a meeting, shall be deemed equivalent to any notice required to be given to any director or shareholder under these Bylaws or the Articles of Incorporation or the Washington Business Corporation Act.

                                   ARTICLE VI

                            Distributions and Finance

      1. Distributions. The Board of Directors may authorize a distribution of money or other property to the corporation's shareholders in the form of a dividend or a purchase, redemption or other acquisition of the corporation's shares; provided that no distribution may be made if, after giving it effect, either:

            (a) The corporation would not be able to pay its debts as they become due in the usual course of business; or

            (b) The corporation's total assets would be less than the sum of its total liabilities plus the amount which would be needed to satisfy any shareholder's preferential rights in liquidation if the corporation is in the process of liquidation at the time of the authorization of the distribution.

      The stock transfer books may be closed for the making of distributions during such periods of not exceeding fifty (50) days, as from time to time may be fixed by the Board of Directors. The Board of Directors, however, without closing the


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books of the corporation, may authorize distributions to only the holders of record at the close of business, on any business day not more than fifty (50) days prior to the date on which distribution is made.

      2. Measure of Effect of Distribution. For purposes of determining whether a distribution may be authorized by the Board of Directors and paid by the corporation under Article VI, paragraph 1 of these bylaws, the effect of distribution is measured.

            (a) In the case of a distribution by purchase, redemption or other acquisition if the corporation's shares, as of the earlier of (I) the date on which the money or other property is transferred to the shareholders or the date on which the debt is incurred by the corporation; or (ii) the date on which the shareholder ceases to be a shareholder with respect to the acquired shares; and

            (b) In any other case (I) as of the date on which the distribution is authorized, if payment occurred within one hundred twenty (120) days thereafter; or (ii) the date of payment if such date occurs more than one hundred twenty (120) days after the date of authorization.

      3. Reserves. Before making any distribution, there may be set aside out of the sum available to the corporation for distribution such sum or sums as the directors from time to time in their absolute discretion deem expedient as a reserve fund to meet contingencies, or for equalizing distributions, or for maintaining any property of the corporation, or for any other purpose. Any sum in any year which is not distributed in that year shall be deemed to have been thus set aside until otherwise disposed of by the Board of Directors.

      4. Depositories. The moneys of the corporation shall be deposited in the name of the corporation in such bank or banks or trust company or trust companies as the Board of Directors shall designate, and shall be drawn out only by check or other order for payment of money signed by such persons and in such manner as may be determined by resolution of the Board of Directors.


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                                ARTICLE VII. SEAL

      The corporation may, but shall not be required to, have a seal. The seal of the corporation, if any, shall be in the form of a circle and shall contain the name of the corporation and the year of incorporation.

                          ARTICLE VIII. INDEMNIFICATION

      1. Definitions. As used in this Article

            (a) "Director" means any person who is or was a director of the corporation and any person who, while a director of the corporation, is or was serving at the request of the corporation as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, other enterprise, or employee benefit plan.

            (b) "Corporation" includes any domestic or foreign predecessor entity of the corporation in a merger, consolidation, or other transaction in which the predecessor's existence ceased upon consummation of such transaction.

            (C) "Expenses" includes attorneys' fees.

            (d) "Official capacity" means: (I) when used with respect to a director, the office of director in the corporation, and (ii) when used with respect to a person other than a director as contemplated in subsection 10 of this Article, the elective or appointive office in the corporation held by the officer or the employment or agency relationship undertaken by the employee or agent in behalf of the corporation, but in each case does not include service for any other foreign or domestic corporation or any partnership, joint venture, trust, other enterprise, or employee benefit plan.

            (e) "Party" includes a person who was, is, or is threatened to be, made a named defendant or respondent in a proceeding.

            (f) "Proceeding" means any threatened, pending, or completed action, suit, or proceeding whether civil, criminal,


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administrative, or investigative.

      2. Broad Indemnification. The corporation shall indemnify any person made a party to any proceeding (other than a proceeding referred to in subsection 3 of this Article)by reason of the fact that he is or was a director against judgments, penalties, fines, settlements and reasonable expenses actually incurred by him in connection with such proceeding if:

            (a) He conducted himself in good faith, and: (I) in the case of conduct in his own official capacity with the corporation he reasonably believed his conduct to be in the corporation's best interests, or (ii) in all other cases, he reasonably believed his conduct to be at least not opposed to the corporation's best interests; and

            (b) In the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful.

      The termination of any proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contenders or its equivalent, shall not, of itself be determinative that the person did not meet the requisite standard of conduct set forth in this subsection.

      3. Derivative Actions. The corporation shall indemnify any person made a party to any proceeding by or in the right of the corporation by reason of the fact that he is or was a director against reasonable expenses actually incurred by him in connection with such proceeding if he conducted himself in good faith, and:

            (a) In the case of conduct in his official capacity with the corporation, he reasonably believed his conduct to be in its best interests; or

            (b) In all other cases, he reasonably believed his conduct to be at least not opposed to its best interests; provided, that no indemnification shall be made pursuant to this subsection in respect of any proceeding in which such person shall have been adjudged to be liable to the corporation.


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      4. Prohibited Indemnification. A director shall not be indemnified under subsection 2 or 3 of this Article in respect of any proceeding charging improper personal benefit to him, whether or not involving action in his official capacity, in which he shall have been adjudged to be liable on the basis that personal benefit was improperly received by him.

      5. Expenses of Defense. Unless otherwise limited by the Articles of Incorporation, a director who has been wholly successful, on the merits or otherwise, in the defense of any proceeding referred to in subsection 2 or 3 of this Article shall be indemnified against reasonable expenses incurred by him in connection with the proceeding.

      6. Authorization Required. No indemnification under subsection 2 or 3 of this Article shall be made by the corporation unless authorized in the specific case after a determination that indemnification of the director is permissible in the circumstances because he has met the standard of conduct set forth in the applicable subsection. Such determination shall be made:

            (a) By the Board of Directors by a majority vote of a quorum consisting of directors not at the time parties to such proceeding; or

            (b) If such a quorum cannot be obtained, then by a majority vote of a committee of the Board, duly designated to act in the matter by a majority vote of the full Board (in which designation directors who are parties may participate), consisting solely of two or more directors not at the time parties to such proceeding; or

            (C) In a written opinion by legal counsel other than an attorney,or a firm having associated with it an attorney, who has been retained by or who has performed services within the past three years for the corporation or any party to be indemnified, selected by the Board of Directors or a committee thereof by vote as set forth in (a) or (b) of this subsection, or if the requisite quorum of the full Board cannot be obtained therefor and such committee cannot be established, by a majority vote of the full Board (in which selection directors who are parties may participate); or


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            (d) By the shareholders.

      Authorization of indemnification and determination as to reasonableness of expenses shall be made in the same manner as the determination that indemnification is permissible, except that if the determination that indemnification is permissible is made by such legal counsel, authorization of indemnification and determination as to reasonableness of expenses shall be made in a manner specified in (c) of this subsection for the selection of such counsel. Shares held by directors who are parties in the proceeding shall not be voted on the subject matter under this subsection.

      7. Reimbursement Before Final Disposition. Reasonable expenses incurred by a director who is party to a proceeding may be paid or reimbursed by the corporation in advance of the final disposition of such proceeding:

            (a) After a determination, made in the manner specified by subsection 6 of this Article that the information then known to those making the determination (without undertaking further investigation for purposes thereof) does not establish that indemnification would not be permissible under subsection 2 or 3 of this Article; and

            (b) Upon receipt by the corporation of:

                  (I) A written affirmation by the director of his good faith belief that he has met the standard of conduct necessary for indemnification by the corporation as authorized in this Article; and

                  (ii) A written undertaking by or on behalf of the director to repay such amount if it shall ultimately be determined that he has not met such standard of conduct.

      The undertaking required by (b)(ii) of this subsection shall be an unlimited general obligation of the director but need not be secured and may be accepted without reference to financial ability to make the repayment. Payments under this subsection may be authorized in the manner specified in subsection 6 of this Article.


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      8. Controlling Provision. No provision for the corporation to indemnify a director who is made a party to a proceeding, whether contained in the Articles of Incorporation, these Bylaws, a resolution of shareholders or directors, an agreement, or otherwise (except as contemplated by subsection 11 of this Article), shall be valid unless consistent with this Article, or to the extent that indemnity hereunder is limited by the Articles of Incorporation, consistent therewith. Nothing contained in this Article shall limit the corporation's ability to reimburse expenses incurred by a director in connection with his appearance as a witness in a proceeding at a time when he has not been made a named defendant or respondent in the proceeding.

      9.Employee Benefit Plans. For purposes of this Article,the corporation shall be deemed to have requested a director to serve an employee benefit plan where the performance by him of his duties to the corporation also imposes duties on, or otherwise involves services by, him to the plan or participants or beneficiaries of the plan; excise taxes assessed on a director with respect to an employee benefit plan pursuant to applicable law shall be deemed "fines"; and action taken or omitted by him with respect to an employee benefit plan in the performance of his duties for a purpose reasonably believed by him to be in the interest of the participants and benficiaries of the plan shall be deemed to be for a purpose which is not opposed to the best interests of the corporation.

      10. Officers, Employees and Agents. Unless otherwise limited by the Articles of Incorporation:

            (a) An officer of the corporation shall be indemnified as and to the extent provided in subsection 5 of this Article for a director and shall be entitled to seek indemnification pursuant to subsection 5 of this Article to the same extent as a director;

            (b) The corporation shall provide indemnification, including advances of expenses, to an officer, employee, or agent of the corporation to the same extent that it may indemnify directors pursuant to this Article except that subsection 12 of this Article shall not apply to any person other than a director; and


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            (c) The corporation, in addition, shall have the power to indemnify an officer who is not a director, as well as employees and agents of the corporation who are not directors, to such further extent, consistent with law, as may be provided by the Articles of Incorporation, these Bylaws, general or specific action of the Board of Directors, or contract.

      11. Insurance. The corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as an officer, employee or agent of another corporation, partnership, joint venture, trust, other enterprise, or employee benefit plan against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of this Article.

      12. Reports to Shareholders. Any indemnification of a director in accordance with this Article, including any payment or reimbursement of expenses, shall be reported to the shareholders with the notice of the next shareholders meeting or prior thereto in a written report containing a brief description of the proceedings involving the director being indemnified and the nature and extent of such indemnification.

                          ARTICLE IX. BOOKS AND RECORDS

      The corporation shall keep correct and complete books and records of account and shall keep minutes of the proceedings of its shareholders and Board of Directors; and shall keep at its registered office or principal place of business, or at the office of its transfer agent or registrar, a record of its shareholders, giving the names and addresses of all shareholders and the number and class of the shares held by each. Any books, records, and minutes may be in written form or any other form capable of being converted into written form within a reasonable time.

                         ARTICLE X. AMENDMENT OF BYLAWS

      Unless provided to the contrary in the Articles of Incorporation, these Bylaws may be amended or repealed and new


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Bylaws adopted by the unanimous vote of the corporation's Board of Directors at any regular or special meeting.

      ADOPTED by resolution of the corporation's Board of Directors on April 17, 1987.

                                                  Secretary


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